SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           DATE OF REPORT: MAY 1, 1998

                               NAVARRE CORPORATION
             (Exact name of registrant as specified in its charter)


   Minnesota                         0-22982                     41-1704319
(State or other                    (Commission                (I.R.S.  Employer
 jurisdiction                      File Number)              Identification No.)
of Incorporation)


                   7400 49TH AVENUE NORTH, NEW HOPE, MN 55428
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (612) 535-8333


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Items 1, 2 3, 4, 6 and 8 are not applicable and therefore omitted.

Item 5.  Other Events.

ISSUANCE OF CLASS A CONVERTIBLE PREFERRED STOCK

             On May 1, 1998, the Company issued 1,523,810 shares of Class A Convertible Preferred Stock in a private placement to a group of investors for aggregate consideration of $20.0 million. The Class A Convertible Preferred Stock was issued at a price of $13.125 per share and is convertible into five shares of Navarre common stock at any time after June 30, 1998. In additional, for each share of Class A Convertible Preferred Stock acquired, each investor received a five-year warrant to purchase five shares of Navarre common stock at a price $3.50 per share. The Class A Convertible Preferred Stock has a cumulative quarterly dividend of ten percent (10%) payable beginning June 30, 1998. The Company has the right to call the Class A Convertible Preferred Stock at any time after June 30, 1998 if the price of the Company's Common Stock is at least 200% of the effective conversion price for ten consecutive trading days, subject to certain other conditions. The Company cannot call more one-third of the original aggregate Class A Convertible Preferred Stock in any six-month period. The Company also has the right to call the warrant in certain circumstances.

COMPLIANCE WITH NASDASQ STOCK MARKET RULES

             Under the rules of the Nasdaq Stock Market, the Company must maintain net tangible assets (assets, excluding goodwill, less liabilities) of at least $4,000,000. On December 31, 1997 the Company had shareholders' equity of $5.2 million, but because of it had goodwill from acquisitions of approximately $1,254,000, the Company had net tangible assets of $3,963,000, which was $37,000 less than the $4.0 million required by the Nasdaq Stock Market. On March 31, 1998, on an unaudited basis, the Company had shareholders' equity of $4,328,559 angible assets of $3,154.693.

             After giving effect to the sale of 1,523,811 Shares of the Company's Class A Preferred Convertible Stock on May 1, 1998 the Company's pro forma shareholders equity at March 31, 1998 (unaudited) was $23,330,146 and its net tangible assets of were $22,156,280. As a result of the offering, the Company is in compliance with the Nasdaq net tangible asset requirement.

Item 7.  Financial Statements and Exhibits

             Exhibit 1.    Unaudited Pro forma Balance Sheet at March 31, 1998.
             Exhibit 2. Certificate of Rights and Preferences of Class A Convertible Preferred Stock
             Exhibit 3.    Registration Rights of Class A Preferred Stock.
             Exhibit 4.    Form of Warrant.


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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             NAVARRE CORPORATION

                             By /s/ Charles. Cheney
                                ------------------------------------------------
                                Charles E. Cheney
                                 Executive Vice President, Chief
                                 Financial Officer and Secretary

May 14, 1998